Leasing Contrat of Factory
Lessor: Li Huiru
Lessee: Dongguan Qiandaitian Printing, Ltd.
Location: No6# Economic Development Zone, Wushaliwu, Changan Town, Dongguan
Area: 6,000/ sq.m
Tenancy Duration: From 1st, April, 2000 to 31st December, 2010, 10 years.
Rental: Rmb50, 000/month, Rmb600, 000/year.
Other related charge (water, electronic, coal gas and telecom etc.) will be paid by lessee during the rental duration. The lessee will free of rental during the period of decoration which will be 2 months. The lessee have the responsibility to maintain the factory and the maintenance cost if improper and unreasonable use.

Other Rental Term:
a) The lessee will have 3 months rental as compensation if the lessor terminate the rental contract before the duration. Otherwise, the lessee needs to pay same amount compensation to the lessor if the lessee terminates the contract before the tenancy duration.

b) The Lessor need to take all the responsibility if cause loss due to the normal operation of the lessee is affected regarding the problem of property right.

c) The Lessee could decorate the factory according the characteristics of the business in the rental duration and the structure of the factory could not be destroyed; the charge of decoration will be responsible by the lessee.

Leasing Contract of Factory (Renewal)
Lessor: Li Jianhui
Lessee: Dongguan Qiandaitian Printing Ltd.
Location: No6# Economic Development Zone, Wushaliwu, Changan Town, Dongguan
Area: 6,000/ sq.m
Tenancy Duration: From 1st January, 2011 to 31st December, 2020, 10 years,
The lessee have the priority if renewal the contract.

Rental:
a) Rmb50, 000/month, Rmb600, 000/year, from the year of 2011 to 2013;
b) Rmb55, 000/month, Rmb660, 000/year, from the year of 2014 to 2016;
c) Rmb60, 500/month, Rmb726, 000/year, from the year of 2017 to 2020.

It will be paid by cash or bank payment.

Other related charge (water, electronic, coal gas and telecom etc.) will be paid by lessee during the tenancy duration. The lessee have the responsibility to maintain the factory and the maintenance cost if improper and unreasonable use.

Other Rental Term:
a) The lessee will have 3 months rental as compensation if the lessor terminate the rental contract before the duration. Otherwise, the lessee needs to pay same amount compensation to the lessor if the lessee terminates the contract before the duration.

b) The Lessor need to take all the responsibility if cause loss due to the normal operation of the lessee is affected regarding the problem of property right.

c) The lessee needs to get the approval in writing by the lessor if the additional decoration of the factory is needed. It only could be implemented after the lessor gets related approval by the government department if it must be approved according to the provision.

Leasing Contract of land
Lessor: Wen Xiao Xia
Lessee: Dongguan Qiandaitian Printing Ltd.
Location: Western side of Dongguan Qiandaitian Printing Ltd., No6# Economic Development Zone, Wushaliwu, Changan Town, Dongguan
Area: 10,000/ sq.m
Tenancy Duration: From 1st January, 2008 to 31st December, 2017, 10 years,
The lessee have the priority if renewal the contract.

Rental:
a) Rmb60, 000/month, Rmb720, 000/year, from the year of 2008 to 2010;
b) Rmb70, 000/month, Rmb840, 000/year, from the year of 2011 to 2013;
c) Rmb80, 000/month, Rmb960, 000/year, from the year of 2014 to 2017.

It will be paid by cash or bank payment.

Other related charge (water, electronic, coal gas and telecom etc.) will be paid by lessee during the tenancy duration. The lessee has the responsibility of applying for any construction of factory premises on the land and bearing the cost of such construction of factory premises.

Other Rental Term:
a) The lessee is entitled to 3 months rental and actual amount of investments under this contract as compensation if the lessor terminates the rental contract before this contract termination date. If the lessee requests early termination before the termination date of this contract, the rental deposit paid by the lessor, which equals 6 months of the initial monthly rental, will not be repayable and the factory premises on the land (excluding the machineries) will be owned by the lessor without compensation.

b) The Lessor will be responsible for compensating all losses from affection of  normal operation of the lessee arising from the questions relating to the certificate of property right.